UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 12, 2007 (December 7, 2007)

Date of Report (Date of earliest event reported)

QC HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Kansas	000-50840	48-1209939
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

9401 Indian Creek Parkway, Suite 1500

Overland Park, Kansas 66210

(Address of principal executive offices) (Zip Code)

(913) 234-5000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 1.01.	Entry into a Material Definitive Agreement.

On December 7, 2007, QC Holdings, Inc. (the “Company”) entered into an Amended and Restated Credit Agreement with U.S. Bank National Association, as Agent and Arranger, and the lenders that are parties thereto (collectively, the “Lenders”), which provides for a term loan of $50 million and a revolving line of credit (including provisions permitting the issuance of letters of credit and swingline loans) in the aggregate principal amount of up to $45 million. The maximum borrowings under the amended credit facility may be increased to $145 million subject to the terms and conditions set forth therein. As of December 7, 2007, the Company had $12 million borrowed under the revolving line of credit provided by the amended credit agreement (which includes the amount outstanding under the prior credit agreement).

The amended credit agreement contains financial covenants related to EBITDA (earnings before interest, provision for income taxes, depreciation and amortization), fixed charges, leverage, total indebtedness, and maximum loss ratio. The obligations of the Company under the amended credit agreement are guaranteed by all the operating subsidiaries of the Company, and are secured by liens on substantially all of the personal property of the Company and its operating subsidiaries. The Lenders may accelerate the obligations of the Company under the amended credit agreement if there is a change in control of the Company, including an acquisition of 25% or more of the equity securities of the Company by any person or group. The credit facility matures on December 6, 2012.

Item 8.01.	Other Events.

On December 7, 2007, the Company’s board of directors declared a special cash dividend of $2.50 per common share. The dividend is payable December 27, 2007 to stockholders of record as of December 18, 2007. On December 7, 2007, the Company issued a press release announcing the declaration of the dividend. A copy of the press release is attached as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibits are filed as part of this report:

Exhibit No.	Description
10.1	Amended and Restated Credit Agreement dated as of December 7, 2007, among QC Holdings, Inc., U.S. Bank National Association, as Agent and Arranger, and the Lenders that are parties thereto.

10.2	Subsidiary Security Agreement dated as of December 7, 2007, by QC E-Services, Inc.; QC Auto Services, Inc.; and QC Loan Services, Inc., as Grantors, for the benefit of U.S. Bank National Association, as Agent for each of the Lenders.

10.3	Unlimited Continuing Guaranty Agreement dated as of December 7, 2007, by QC E-Services, Inc.; QC Auto Services, Inc.; and QC Loan Services, Inc., for the benefit of U.S. Bank National Association, as Agent for each of the Lenders.

10.4	First Amendment to Pledge Agreement dated as of December 7, 2007, between QC Holdings, Inc., as Pledgor, and U.S. Bank National Association, Agent, as Secured Party.

99.1	QC Holdings, Inc. Press Release issued December 7, 2007, reporting the declaration of a special cash dividend.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

QC HOLDINGS, INC.

Date: December 12, 2007	By:	/s/ Douglas E. Nickerson
Douglas E. Nickerson
Chief Financial Officer
(Principal Financial and Accounting Officer)